Exhibit 14.1

HOME BANCSHARES, INC.

CORPORATE CODE OF ETHICS FOR DIRECTORS,

OFFICERS AND EMPLOYEES

I. PURPOSE AND ROLE

This Corporate Code of Ethics (the “Code”) of Home BancShares, Inc. (the “Company”) is intended to focus the Board and management on areas of ethical risk, provide guidance to help them and Company employees recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct and ensure accountability for adherence to the Code, to help enhance and formalize our culture of integrity, honesty and accountability, deter wrongdoing, and to promote (i) honest and ethical conduct, (ii) compliance with applicable laws rules and regulations, (iii) full, fair, accurate, timely and understandable disclosure in public filings and communications made by the Company, (iv) the protection of the Company’s assets, including corporate opportunities and confidential information and (v) fair dealing practices. This Code is also designed to establish the policies and appropriate standards concerning business conduct, responsibilities and conflicts of interest. This Code applies to members of the Company’s Board of Directors (the “Directors”), the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, and all other Section 16 reporting officers (the “Officers”) and all other Company employees (the “Employees”). All Directors, Officers and Employees should familiarize themselves with the provisions of this Code.

II. HONESTY AND INTEGRITY

Directors, Executive Officers and Employees of HBI will act with integrity and observe the highest ethical standards of business conduct in his or her dealings with the Company’s customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job.

III. WAIVERS

Any waiver of Parts IV.. A. and B. of this Code for Directors and Officers may be made only by the Board of Directors and shall be promptly disclosed in accordance with the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market (“NASDAQ”). The Board of Directors shall carefully evaluate any requested waiver and shall ensure that all waivers of the Code will not harm the Company or its reputation. Any waiver of Parts IV. A. and B. of this Code for Employees may be made by the Chief Operating Officer after consultation with the Company’s Legal Counsel. The Chief Operating Officer shall carefully evaluate any requested waiver and shall ensure that all waivers of the Code will not harm the Company or its reputation. Waivers of the requirements of Parts IV. C. through H. of this Code shall not be granted.

IV. POLICIES

A. Conflicts of Interest

The Company requires disclosure of related-party transactions and conflicts of interest, and seeks to avoid such transactions as well as the appearance of conflicts, where practicable. A conflict of interest occurs when the private interests, business affairs or financial interests of a Director, Officer or Employee or his or her immediate family interfere with the interests, assets, or business of the Company as a whole.

Potential conflicts involving a Director or Officer must be fully and promptly disclosed to the Company’s Legal Counsel and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall exclusively make a determination whether a conflict exists. If no conflict exists the Nominating and Governance Committee may give the Officer or Director prior authorization for the activity in question. If a conflict does exist, the Nominating and

Approved by the HBI Board of Directors on January 20, 2017

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Governance Committee shall refer the matter to the full Board of Directors, as set forth in Part III above, for consideration of a waiver of this Part. Employees who become aware of an actual or potential conflict of interest or who have questions about a potential conflict should discuss the matter with their supervisor or the Chief Operating Officer (the “COO”). If the supervisor believes an actual or potential conflict of interest may exist, he or she must report the matter to the COO for written authorization or approval. If the potential or actual conflict involves the supervisor, the Employee should report the matter directly to the COO.

Loans by the Company to, or guarantees by the Company of obligations of, Employees, Officers or Directors and their family members are expressly prohibited. However, the Company’s bank subsidiary (the “Bank”) may make loans to Employees, Officers and Directors subject to the following considerations or conditions. Loans by the Bank to, or guarantees by the Bank of obligations of, Employees or their family members are permissible if made in the ordinary course of Bank’s business, in compliance with applicable banking regulations and in accordance with good banking practices. Loans by the Bank to, or guarantees by the Bank of obligations of, any Director or Officer are permissible if made in the ordinary course of Bank’s business, in compliance with Regulation O (or any successor regulation) promulgated by the Board of Governors of the Federal Reserve System and any other applicable banking regulations, and in accordance with good banking practices.

B. Corporate Opportunities

This Code prohibits (i) taking personally, participating or investing in on a personal basis, or diverting to others any business or investment opportunities that an Officer or Director discovers through the use of corporate property, information or position or that are discovered or disclosed in the course of the Company’s business, (ii) using Company property, information or position for personal gain, and (iii) competing with the Company. Directors and Officers owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

C. Confidentiality

Directors, Officers and Employees of the Company should maintain the confidentiality of information entrusted to them by the Company (or its subsidiaries), except when disclosure is authorized or legally mandated. Confidential information includes all nonpublic information that might be of use to competitors, or harmful to the Company or its subsidiaries, if disclosed.

D. Fair Dealing

Each Director, Officer or Employee of the Company should endeavor to deal fairly with the Company’s customers, vendors, competitors and employees. No one should attempt to take unfair advantage of another through fraud, illegal activity, or any other unfair-dealing practice.

1. Gifts and Entertainment

Neither you nor any member of your family may accept from a vendor or customer money or a gift that is, or could reasonably be considered to be, intended to influence your behavior toward that vendor or customer. However, Directors and Officers may accept a gift of $100 or less when it is customarily offered to others by the vendor or customer. Employees may accept a gift of $25 or less.

If you receive money or a gift from a vendor or customer, or if either arrives at your office or home, the gift should be sent to the CEO or CFO. Appropriate arrangements will be made to return or dispose of what has been received, and the vendor or customer will be reminded of the Company’s policy on gifts.

Approved by the HBI Board of Directors on January 20, 2017

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Entertainment should be viewed in the same way as gifts. An occasional meal or outing with a vendor or customer at their expense is permissible if there is a valid business purpose involved and the expense is not extravagant.

These prohibitions do not apply to gifts from customers or vendors who are immediate family members and which are not intended to influence your behavior as an Employee, Officer or Director.

2. Questionable Payments

It is the responsibility of every Employee, Officer and Director to keep accurate books and records regarding the Company assets and funds. All receipts and disbursements are to be fully and accurately described. No Employee, Officer or Director may participate in any way in unethical receipts or payment of Company funds or the maintenance of any unrecorded cash or noncash funds for the purpose of any such receipts or payments. The Company will not take part in any improper payments to government officials, bribes or kickbacks, or influence payments.

3. Financial Strength and Integrity

The Company is in business to create value for its shareholders. The Company shareholders have chosen to invest with the Company because they are encouraged by the Company’s past financial performance and their perceptions of its prospects for the future. They want a fair return on their investment. Many Directors, Officers and Employees own shares of the Company as well and have the same concerns as the Company’s other investors.

It is very important to the Company’s investors that the information they receive is accurate and properly reflects the financial condition and results of operation of the Company. The books and records of the Company are to be kept according to generally accepted accounting principles and in a manner whereby an accurate and auditable record of all financial transactions is maintained.

The finance department, as well as the Company’s independent public accountants, help to ensure that all of the Company’s books and records are accurate. Employees are to cooperate fully with these groups and provide complete and accurate information to them.

E. Protection and Proper Use of Company Assets

Directors, Officers and Employees should protect the Company’s assets and seek to ensure the proper use of the Company’s and its subsidiaries’ property, electronic communication systems, information resources, materials, facilities, and equipment. All assets should be used and maintained with reasonable care and respect, guarding against waste and abuse. Directors, Officers and Employees should be cost-conscious and alert to opportunities to improve performance while reducing costs. All Company assets should be used for legitimate business purposes. The obligation to protect Company assets includes the Company’s proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business and marketing plans, databases, records and any non-public financial data or reports. Unauthorized use or distribution of this information is prohibited and could also be illegal and result in civil or criminal penalties.

F. Compliance with Laws, Rules and Regulations and this Code

Directors, Officers and Employees will conduct the business of the Company in accordance with all applicable laws, rules and regulations, and shall comply with applicable polices and procedures of the Company, including this Code.

Approved by the HBI Board of Directors on January 20, 2017

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G. Reporting of Illegal or Unethical Behavior

Directors and Officers of the Company must discuss with the Company’s Legal Counsel any knowledge or suspicion of violations of any laws, rules or regulations or any violations of the Code.

H. Misuse of Material Nonpublic Information Prohibited

Directors, Officers and Employees should review and adhere to the Company’s Insider Trading Policy, which can be found on the Company’s website under the captions “Investor Relations” / “Governance Documents,” as to procedures and restrictions on trading in Company securities. No Director, Officer or Employee may purchase or sell any Company securities while in possession of material nonpublic information regarding the Company, nor may any Director, Officer or Employee purchase or sell another company’s securities while in possession of material nonpublic information regarding that company. It is against Company policy and illegal for any Director, Officer or Employee to use material nonpublic information regarding the Company or any other company to obtain profit for him- or herself or to directly or indirectly “tip” others who might make an investment decision on the basis of that information.

V. COMPLIANCE STANDARDS AND PROCEDURES

This Code is designed to provide a method for Directors, Officers and Employees to report conduct that they suspect violates this Code.

If actions have taken place, may be taking place, or may be about to take place that violate any law, rule or regulation or any provision of this Code, it should be brought to the attention of the Company’s Legal Counsel in addition to any other persons required by this Code.

A. Procedure to Report Violations or Suspected Violations

1. Failure to report a known violation of these policies may result in disciplinary action up to, and including, dismissal. If an individual has knowledge of or suspects misconduct or a violation of the Code by a Director or Officer, the matter should be brought to the attention of the Company’s Legal Counsel (or to the CFO or COO who shall report it to the Company’s Legal Counsel). If an individual has knowledge of or suspects misconduct or a violation of the Code by an Employee, the matter should be reported to the Employee’s supervisor or the COO.

2. Any individual involved in any capacity in an investigation of a possible violation of any law, rule or regulation, or any provision of this Code should maintain the confidentiality of the investigation and should not discuss the subject matter of the investigation with anyone other than those participating in the investigation, unless required by law or when seeking their own legal advice, if necessary.

3. In the case of a Director or Officer, the Company’s Legal Counsel will review the information reported and determine whether a violation of the Code has occurred or whether the information should otherwise be reported to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall investigate the allegation further and determine whether to refer the matter to the full Board of Directors for enforcement. The Board of Directors has the sole ability to enforce the Code with respect to Directors or Officers.

4. In the case of an Employee, the COO or the Employee’s supervisor will review the information reported and determine whether a violation of the Code has occurred and will make reports to such appropriate persons as are necessary to take any discipline needed.

Approved by the HBI Board of Directors on January 20, 2017

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B. Consequences of Failure to Comply

1. If a Director, Officer, or Employee violates this Code, fails to properly report a violation of this Code, or intentionally submits a false report, he/she will be subject to discipline. The discipline imposed will vary depending on the nature, severity, and frequency of the violation, as well as the status of the person involved. Discipline will be imposed for violations of the Code, failure to report violations, and withholding relevant and material information concerning violations.

2. The following disciplinary actions may be imposed, as appropriate:

a. Verbal Warning

b. Written Warning

c. Written Reprimand

d. Probation

e. Suspension

f. Termination or Removal

3. Offenders may also be subject to criminal prosecution and civil liability, including paying the Company or other injured parties for their loss.

4. No person may be retaliated against for reporting in good faith to the Company in accordance with this Code any suspected misconduct or violation of this Code. Any Employee who believes he or she has been retaliated against, or threatened with retaliation, should inform the Director of Human Resources or the Company’s Legal Counsel immediately. Employees, Officers or Directors who violate this non-retaliation policy will be subject to discipline. Individuals are expected to act responsibly and ethically in reporting under this Code. Employees, Officers and Directors must not use this Code or any of its procedures in bad faith or in a false or frivolous manner.

VI. POLICY REVIEW AND APPROVAL

In an effort to promote a consistent and enterprise-wide approach to policy development and revision, each policy will require review and approval by the Enterprise Risk Management Committee (“ERMC”) prior to its submission to the Board of Directors. Additionally, ongoing review by the ERMC will take place at least annually, and more frequent reviews will be conducted as needed for any newly developed policies or changes to existing policies.

Approved by the HBI Board of Directors on January 20, 2017

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